UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                                  CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 11, 1997



                           STEWART ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

            LOUISIANA                0-19508                 72-0693290
   (State or other jurisdiction    (Commission            (I.R.S. Employer
        of incorporation)          File Number)         Identification No.)



                        110 Veterans Memorial Boulevard
                           Metairie, Louisiana  70005
              (Address of principal executive offices) (Zip Code)



                                 (504) 837-5880
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)




Item 5.  Other Events

      On September 11, 1997, the Company issued the following press release for the quarter ended July 31, 1997.


CONTACT:  Ronald H. Patron
          Stewart Enterprises, Inc.
          110 Veterans Blvd.
          Metairie, LA 70005
          504/837-5880

                                          FOR IMMEDIATE RELEASE

STEWART  ENTERPRISES  REPORTS CHANGES IN ACCOUNTING METHODS AND
THIRD QUARTER FISCAL YEAR  1997  RESULTS  -  EARNINGS PER SHARE
INCREASE 35%

Metairie, Louisiana, September 11, 1997. . . Stewart Enterprises, Inc. (Nasdaq NMS:STEI) today announced that after the effect of the changes in accounting methods discussed below, net earnings for the third quarter of fiscal year 1997 increased 48% to $19.1 million, and earnings per share increased 35%, to $.42, from $12.9 million and $.31, respectively, for the third quarter of fiscal year 1996 presented on a pro forma basis to reflect the changes in accounting methods. For the current quarter, revenues increased 27%, to $139.5 million from $110.1 million on a pro forma basis for the corresponding quarter last fiscal year.

Excluding the effect of the accounting changes, net earnings for the current quarter increased 33% to $17.2 million, and earnings per share increased 23%, to $.38, from the $12.9 million and $.31, respectively, previously reported for the third quarter of fiscal year 1996. Fiscal year 1997 per-share performance reflects an 8% increase in the weighted average number of shares outstanding, from 41.6 million to 44.8 million, due principally to the Company's equity offering completed in June 1997.

For the nine-month period ended July 31, 1997, earnings before the cumulative effect of the changes in accounting principles increased 34% to $51.3 million, and earnings per share increased 28% to $1.19, from $38.4 million and $.93, respectively, presented on a pro forma basis for the corresponding period in fiscal year 1996. The cumulative effect of the changes in accounting principles resulted in a $2.3 million, or $.05 per share, charge to earnings for the nine months ended July 31, 1997. For the same period, revenues increased 22%, to $390.4 million from $321.1 million on a pro forma basis for the comparable period last fiscal year.

Excluding the effect of the accounting changes, net earnings for the current year to date period increased 27% to $49.1 million, and earnings per share increased 21%, to $1.14, from the $38.8 million and $.94, respectively, previously reported for the first nine months of fiscal year 1996. Fiscal year 1997 per-share performance reflects a 4% increase in the weighted average number of shares outstanding, from 41.3 million to 43.0 million, due principally to the Company's recent equity offering.


COMPANY ANNOUNCES CHANGE IN ACCOUNTING METHODS

The Company also announced that effective November 1, 1996, it has changed three of its accounting methods: (1) The Company now defers a portion of the earnings realized on irrevocable prearranged funeral trust funds and escrow accounts in order to offset the estimated effects of inflation on the future cost of performing prearranged funeral services. Previously, all earnings realized on irrevocable prearranged funeral trust funds and escrow accounts were recognized as realized. (2) The Company now records all revenues and costs attributable to sales of prearranged cemetery interment rights and related products when customer contracts are signed. Previously, such revenues and costs generally were deferred until 20% of the contract amount had been collected. (3) The Company now records revenue and related costs attributable to cemetery burial site openings and closings at the time of sale.
Previously,  such   revenues  and  costs  were  deferred  until
delivery of the services.

Ronald H. Patron, Chief Financial Officer, explained the reason for the changes. "We have always adhered to the belief that our accounting methods should reflect the manner in which we operate our businesses. In our opinion, we have adopted new methods that are preferable to all other acceptable methods, because they provide a better matching of revenues and expenses and are most reflective of the way we conduct the business."

Mr. Patron explained further, "The cemetery accounting methods that we have adopted more accurately reflect the performance of our cemeteries and conform to the methods used by other publicly-traded death care companies. On the funeral side, we believe it is prudent and preferable to defer a portion of our funeral trust fund earnings in order to better match revenues and expenses at the time the funeral is performed and to maintain the gross profit of the prearranged sale until the performance of the service. The alternative of deferring prearranged funeral obtaining costs and all funeral trust fund earnings would produce approximately the same results, but would not as accurately reflect the timing of the revenues and expenses."

EXPANSION  OF  CORPORATE  DEVELOPMENT  TEAM;  INCLUSION  IN S&P
MIDCAP 400 AND NASDAQ-100

Joseph P. Henican, III, Chief Executive Officer, commented, "We are excited about the expansion of our Corporate Development Division. We have augmented our corporate development team by adding seasoned industry professionals to assist us throughout the United States in locating and capitalizing on attractive acquisition opportunities. These representatives will substantially increase the number of acquisition candidates considered and take the Company to a new level of businesses acquired, adding fuel for the growth of the Company."

Mr. Henican commented further, "We are also particularly pleased to have been selected for inclusion in the S&P MidCap 400 and Nasdaq-100 indices, two key barometers of stock market activity. These events are milestones for our company, reinforcing the link between our performance and that of the market overall. It is rewarding to know that our business strategies and resulting financial performance have earned us increasing recognition in the global financial community."

CONTINUED EXPANSION  IN EUROPE AND U.S.; TOTAL ACQUISITIONS AND
COMMITMENTS APPROACH $190 MILLION FOR FISCAL YEAR 1997

William E. Rowe, President and Chief Operating Officer, stated, "We are pleased to report another strong financial performance. Including the effects of our recent accounting changes, our gross margin for both the quarter and the nine-month period expanded to 30% from 27%, and our operating margin increased to 27% from 24% compared with the pro forma amounts for fiscal year 1996. This performance is the result of our continued focus on improving the performance of our core businesses and the maturation of recent acquisitions."

Mr. Rowe went on to say, "Thus far in fiscal year 1997, we have acquired or committed to acquire 111 businesses for an aggregate purchase price of approximately $188 million, including our continuing expansion in Europe with the acquisition of or commitment to acquire 13 businesses in Spain. These strategic acquisitions provide additional strength for the Company's expansion in Spain and other parts of Europe. Also, through these acquisitions and commitments, we have added another 34 properties to our West Coast operations, will have expanded our presence in Australia and New Zealand with 22 new businesses there, and will have enhanced our existing clusters in Florida with 14 new businesses there. We remain committed to our strategy of clustering our operations and growing our Company in a disciplined, balanced manner, and we will continue to expand the business through our internal and external growth strategies."

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in North America, currently owning and operating 373 funeral homes and 127 cemeteries in 23 states, Puerto Rico, Mexico, Australia, New Zealand, Canada and Spain.


---------------------------------------------------------------
Statements made herein that are not historical facts are forward-looking statements. The Company's actual results could differ materially due to several important factors including the following: the Company's ability to sustain recent levels of acquisition activity and enter new markets; the economy, death rate and competition in the Company's markets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to achieve economies of scale and manage growth; and the performance of acquired businesses. Such factors, and others, are more fully described in Item 5 of the Company's Form 10-Q for the quarter ended April 30, 1997. The Company assumes no obligation to update information contained herein.
---------------------------------------------------------------


                  STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                                 (Unaudited)
              (Dollars in thousands, except per share amounts)


                                            Three Months Ended July 31,
                                     -----------------------------------------
                                        1997          1996           1996
                                     ------------ --------------  ------------
Revenues:                                         (Pro forma)(1) (As reported)
   Funeral                              $ 75,350     $ 55,380     $ 56,971
   Cemetery                               64,196       54,704       51,963
                                     ------------ --------------  ------------
      Total revenues                     139,546      110,084      108,934
                                     ------------ --------------  ------------
Costs and expenses:
   Funeral                                52,559       37,908       37,908
   Cemetery                               45,481       42,459       41,303
                                     ------------ --------------  ------------
      Total costs and expenses            98,040       80,367       79,211
                                     ------------ --------------  ------------
   Gross profit                           41,506       29,717       29,723
Corporate general and administrative
   expenses                                3,423        2,884        2,884
                                     ------------ --------------  ------------
   Operating earnings                     38,083       26,833       26,839
Interest expense                         (10,132)      (6,558)      (6,558)
Investment and other income                  756          397          397
                                     ------------ --------------  ------------
   Earnings before income taxes           28,707       20,672       20,678
Income taxes                               9,656        7,752        7,754
                                     ------------ --------------  ------------
   Net earnings                         $ 19,051     $ 12,920     $ 12,924
                                     ============ ==============  ============

Earnings per common share               $   0.42     $   0.31     $   0.31
                                     ============ ==============  ============
Weighted average common shares
   outstanding (in thousands)             44,826       41,551       41,551
                                     ============ ==============  ============
Dividends per common share              $   0.02                 $   0.02
                                     ============                 ============

(1) Reflects changes in the Company's accounting methods, effective November 1, 1996



                      STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF EARNINGS
                                    (Unaudited)
                  (Dollars in thousands, except per share amounts)


                                                Nine Months Ended July 31,
                                     -----------------------------------------
                                           1997        1996          1996
                                     ------------ --------------  ------------
Revenues:                                         (Pro forma)(1)  (As reported)
   Funeral                              $211,539    $160,237      $164,974
   Cemetery                              178,841     160,883       155,140
                                     ------------ --------------  ------------
      Total revenues                     390,380     321,120       320,114
                                     ------------ --------------  ------------
Costs and expenses:
   Funeral                               146,334     111,610       111,610
   Cemetery                              128,383     122,206       120,459
                                     ------------ --------------  ------------
      Total costs and expenses           274,717     233,816       232,069
                                     ------------ --------------  ------------
   Gross profit                          115,663      87,304        88,045
Corporate general and administrative
   expenses                               10,459       9,149         9,149
                                     ------------ --------------  ------------
   Operating earnings                    105,204      78,155        78,896
Interest expense                         (29,165)    (18,580)      (18,580)
Investment and other income                2,322       1,804         1,804
                                     ------------ --------------  ------------
   Earnings before income taxes
      and cumulative effect of
      change in accounting principles     78,361      61,379        62,120
Income taxes                              27,035      23,017        23,295
                                     ------------ --------------  ------------
   Earnings before cumulative
      effect of change in accounting
      principles                          51,326      38,362        38,825
Cumulative effect of change in
accounting principles,
    net of taxes                          (2,324)        -             -
                                     ------------ --------------  ------------
   Net earnings                         $ 49,002    $ 38,362      $ 38,825
                                     ============ ==============  ============

Earnings per common share:
   Earnings before cumulative
      effect of change in accounting
      principles                        $   1.19    $   0.93      $   0.94
   Cumulative effect of change
      in accounting principles             (0.05)        -             -
                                     ------------ --------------  ------------
   Net earnings                         $   1.14    $   0.93      $   0.94
                                     ============ ==============  ============
Weighted average common shares
   outstanding (in thousands)             42,955      41,315        41,315
                                     ============ ==============  ============
Dividends per common share              $   0.06                  $  0.046
                                     ============                 ============

(1) Reflects changes in the Company's accounting methods, effective November 1, 1996.




                                  SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          STEWART ENTERPRISES, INC.




September 11, 1997                        /s/  KENNETH C. BUDDE
                                          --------------------------------
                                          Kenneth C. Budde
                                          Senior Vice President-Finance
                                          Secretary and Treasurer
                                          (Principal Accounting Officer)